Exhibit 99.1
News Release
Contact:
Integra LifeSciences Holdings Corporation

John B. Henneman III	Karen Mroz-Bremner
Executive Vice President, Finance and Administration	Senior Manager, Corporate Development
Chief Financial Officer	and Investor Relations
(609) 936-2481	(609) 936-6929
jhenneman@Integra-LS.com	karen.mroz-bremner@Integra-LS.com
Integra LifeSciences to Host 2007 Financial Results Conference Call on May 19
Plainsboro, New Jersey, May 16, 2008— Integra LifeSciences Holdings Corporation (NASDAQ:IART) has scheduled a conference call for 9:00 AM EDT on Monday, May 19, 2008 to discuss financial results for the fourth quarter and full year ended December 31, 2007 and to update forward-looking financial guidance. Financial results for the fourth quarter and full year 2007 will be announced via a news release prior to the conference call.
The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 913-312-0863 or through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to a replay is available through May 26, 2008 by dialing 719-457-0820 (PIN 4115546) or through the webcast.
Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing, and marketing of cost-effective surgical implants and medical instruments. Our products are used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery to treat millions of patients every year. Integra’s headquarters are in Plainsboro, New Jersey, and we have research and manufacturing facilities throughout the world. Please visit our website at (http://www.Integra-LS.com).
IART-G
Source: Integra LifeSciences Holdings Corporation